Exhibit 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Managers

DB Commodity Services LLC:

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our reports dated February 24, 2010, with respect to the consolidated statements of financial condition, including the consolidated schedules of investments, of PowerShares DB US Dollar Index Bullish Fund and Subsidiary and PowerShares DB US Dollar Index Bearish Fund and Subsidiary as of December 31, 2009 and 2008, and the related consolidated statements of income and expenses, changes in shareholders’ equity, and cash flows for each of the years in the two-year period ended December 31, 2009 and the period from February 15, 2007 (commencement of investment operations) to December 31, 2007.

We consent to the incorporation by reference of our reports dated June 25, 2010, with respect to the statements of financial condition, including the schedules of investments, of DB US Dollar Index Bullish Master Fund and DB US Dollar Index Bearish Master Fund as of December 31, 2009 and 2008, and the related statements of income and expenses, changes in shareholders’ equity, and cash flows for each of the years in the two-year period ended December 31, 2009 and the period from February 15, 2007 (commencement of investment operations) to December 31, 2007.

We consent to the incorporation by reference of our reports dated February 24, 2010 and June 25, 2010, with respect to the effectiveness of internal control over financial reporting as of December 31, 2009, which reports appear in the December 31, 2009 Annual Reports on Form 10-K of PowerShares DB US Dollar Index Bullish Fund and Subsidiary, PowerShares DB US Dollar Index Bearish Fund and Subsidiary, DB US Dollar Index Bullish Master Fund and DB US Dollar Index Bearish Master Fund, respectively.

We consent to the incorporation by reference of our report dated March 26, 2010, with respect to the statements of financial condition of DB Commodity Services LLC of December 31, 2009 and 2008, and the related statements of income and expenses, changes in member’s capital (deficit), and cash flows for each of the years in the two-year period ended December 31, 2009, which report appears in the Current Report on Form 8-K of PowerShares DB US Dollar Index Bullish Fund and Subsidiary, PowerShares DB US Dollar Index Bearish Fund and Subsidiary, DB US Dollar Index Bullish Master Fund and DB US Dollar Index Bearish Master Fund dated March 30, 2010.

We also consent to the reference to our firm under the heading “Experts” in the above noted Registration Statement.

/s/ KPMG LLP

New York, New York

December 8, 2010